UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2025

Bowhead Specialty Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42111	87-1433334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
452 Fifth Avenue New York, New York 10018
(Address of principal executive offices)
(212) 970-0269
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BOW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.
On November 4, 2025, Bowhead Specialty Holdings Inc. (the "Company") issued a press release announcing its financial results for the three months ended September 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 7.01     Regulation FD Disclosure.
On November 4, 2025, the Company made available to investors a supplemental presentation containing the Company's results for the three months ended September 30, 2025. This investor presentation is furnished as Exhibit 99.2 hereto. The supplemental report is also available on the Investors section of the Company's website, free of charge, at https://ir.bowheadspecialty.com.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated November 4, 2025
99.2	Bowhead Specialty Holdings Inc. Investor Presentation for the period ended September 30, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 4, 2025

By:	/s/ Brad Mulcahey
Name:	Brad Mulcahey
Title:	Chief Financial Officer and Treasurer